UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 10, 2008
Date of Report (date of earliest event reported)
OMNITURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
550 East Timpanogos Circle
Orem, UT 84097
(Address of principal executive offices, including zip code)
(801) 722-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On December 10, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Omniture, Inc. (the “Company”) approved incentive bonus payouts to the following executive officers of the Company in the amounts set forth below. The Compensation Committee also determined that the Company’s remaining executive officers had not achieved their bonus targets for the quarterly period ended September 30, 2008.

Q3 FY2008
Incentive
Bonus Payout
Amount
Name and Principal Position	($)(1)
Brett M. Error	5,230.33
Chief Technology Officer and Executive Vice President, Products

Christopher C. Harrington	8,887.65
President, Worldwide Sales and Client Services

John F. Mellor	28,915.84
Executive Vice President, Business Development and Corporate Strategy

(1)	Represents amounts to be paid based on achievement by the Company of certain sales bookings, non-GAAP revenue and non-GAAP earnings targets established by the Compensation Committee for the quarterly period ended September 30, 2008.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 10, 2008, the Company’s Board of Directors approved the amendment and restatement of the Company’s bylaws (the “Bylaws”), effective immediately, in order to, among other things, amend and clarify the procedures to be followed by stockholders to nominate directors for election and to bring other business before the stockholders. As amended and restated, the Bylaws address recent developments under Delaware case law and assure that the Company and its stockholders will have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders of the Company.
     Specifically, the Bylaws have been amended as follows:
     • Sections 2.4 and 2.5 were amended to (1) clarify that the advance notice provisions of the Bylaws for stockholder proposals and nominations are the exclusive method to properly bring business before a meeting of the stockholders of the Company; (2) clarify the distinction between stockholder proposals and nominations made using the Company’s proxy materials and those proposals and nominations that do not seek to use the Company’s proxy materials; (3) revise the advance notice deadlines for stockholder proposals and nominations; and (4) require stockholder proposals to include disclosure of derivative or other hedging or similar arrangements (including any short positions) with respect to the ownership of shares of the Company’s capital stock by the stockholder or certain persons associated with the stockholder.
     • Section 3.4 was amended to clarify the effectiveness of director resignations.
     • Section 4.4 was added to provide for the creation, membership and powers of one or more subcommittees of committees of the board of directors.
     • Section 7.3 was amended to set forth the procedures upon the issuance or transfer of uncertificated stock.
     • Section 8.3 was added to set forth the procedures for giving notice to stockholders who share an address.
     • Section 8.4 was added to set forth the procedures for giving notice to persons with whom communication is unlawful.
     The preceding summary is qualified in its entirety by reference to the full text of the Bylaws themselves, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
     Stockholders of the Company may submit proposals for consideration at future stockholder meetings in accordance with the Bylaws, amended as described and incorporated by reference in this current report on Form 8-K. As a result of the above referenced amendments to the Bylaws, for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2009 annual meeting of stockholders, the written proposal must be received by the Company’s Secretary at our principal executive offices no later than December 17, 2008 (which date remains unchanged from the date disclosed in the Company’s proxy statement for the 2008 annual meeting of stockholders filed with the U.S. Securities and Exchange Commission on April 16, 2008). Such proposals also must comply with the other provisions of the Bylaws applicable to such stockholder proposals and the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the U.S. Securities and Exchange Commission.
     For a stockholder proposal to be considered at the 2009 annual meeting of stockholders that is not intended to be included in the Company’s proxy statement in accordance with Rule 14a-8, the stockholder must provide the information required by the Bylaws and give timely notice to the Company’s Secretary in accordance with the Bylaws, which, in general, require that the notice be received by the Company’s Secretary not later than the close of business on March 2, 2009. However, if the date of the 2009 annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of the 2008 annual meeting, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 for such meeting must be received not earlier than the close of business on the 120th day prior to the 2009 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day prior to the 2009 annual meeting of stockholders or (2) the 10th day following the day on which Public Announcement (as such term is defined in the Bylaws) of the date of the 2009 annual meeting of stockholders is first made.
Item 9.01 Financial Statements and Exhibits.
  (d) Exhibits.
3.1	Amended and Restated Bylaws of Omniture, Inc., as amended on December 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.

	By:	/s/ Michael S. Herring

Michael S. Herring
Dated: December 16, 2008		Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Omniture, Inc., as amended on December 10, 2008.